Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated January 24, 2012, in this Registration Statement (Form S-6 No. 333-178891) of Smart Trust, Diversified Income and Growth Trust, Series 2.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

January 24, 2012